Item 77 D
On August 23, 2006, the shareholders of Morgan Stanley
Income Trust (the "Fund") approved the following changes to
the Fund's Investment Restrictions:

  1.   The shareholders of the Fund approved the elimination
     of the following investment restrictions:

       a.   Pledge its assets or assign or otherwise encumber them
          except to secure permitted borrowings: for the purpose of
          this restriction, collateral arrangements with respect to
          the writing of options and collateral arrangements with
          respect to initial or variation margin for futures are not deemed to be pledges of assets.
b.   Purchase securities on margin, except for such short-
term loans as are necessary for the clearance of portfolio
securities.
c.   Purchase oil, gas or other mineral leases, rights or
royalty contracts or exploration or development programs,
except that the Fund may invest in the securities of
companies which operate, invest in, or sponsor such
programs.
       d.   Invest in securities of any issuer if, to the knowledge
          of the Fund, any officer or trustee/director of the Fund or of the Investment Adviser owns more than 1/2 of 1% of the
          outstanding securities of such issuer, and such officers and trustees/directors who own more than 1/2 of 1% own in the
          aggregate more than 5% of the outstanding securities of such issuers.
       e.   Invest for the purpose of exercising control or
          management of any other issuer.
       f.   Invest more than 5% of the value of its total assets in
          securities of issuers
             having a record, together with predecessors,
       of less than three years of
             continuous operation. This restriction shall
       not apply to any obligation
             issued or guaranteed by the U.S. Government,
       its agencies or
             instrumentalities.

  2.   The shareholders of the Fund approved the following
     modifications to the fundamental investment restrictions
     listed below:

     The Fund may not:
       a.   Invest in a manner inconsistent with its classification
          as a "diversified company" as provided by (i) the Investment
          Company Act, as amended from time to time, (ii) the rules
          and regulations promulgated by the SEC under the Investment
          Company Act, as amended from time to time, or (iii) an
          exemption or other relief applicable to the Fund from the
          provisions of the Investment Company Act, as amended from
          time to time.
b.   Borrow money, except the Fund may borrow money to the
extent permitted by (i) the Investment Company Act, as
amended from time to time, (ii) the rules and regulations
promulgated by the SEC under the Investment Company Act, as
amended from time to time, or (iii) an exemption or other
relief applicable to the Fund from the provisions of the
Investment Company Act, as amended from time to time.
c.   Make loans of money or property to any person, except
(a) to the extent that securities or interests in which the
Fund may invest are considered to be loans, (b) through the
loan of portfolio securities, (c) by engaging in repurchase
agreements or (d) as may otherwise be permitted by (i) the
Investment Company Act, as amended from time to time, (ii)
the rules and regulations promulgated by the SEC under the
Investment Company Act, as amended from time to time, or
(iii) an exemption or other relief applicable to the Fund
from the provision of the Investment Company Act, as amended from time to time.
d.   Purchase or sell physical commodities unless acquired
as a result of ownership or securities or other instruments;
provided that this restriction shall not prohibit the Fund
from purchasing or selling options, futures contracts and
related options thereon, forward contracts, swaps, caps,
floors, collars and any other financial instruments or from
investing in securities or other instruments backed by
physical commodities or as otherwise permitted by (i) the
Investment Company Act, as amended from time to time, (ii)
the rules and regulations promulgated by the SEC under the
Investment Company Act, as amended from time to time, or
(iii) an exemption or other relief applicable to the Fund
from the provisions of the Investment Company Act, as
amended from time to time.
       e.   Issue senior securities, except the Fund may issue
          senior securities to the extent permitted by (i) the
          Investment Company Act, as amended from time to time, (ii)
          the rules and regulations promulgated by the SEC under the
          Investment Company Act, as amended from time to time, or
          (iii) an exemption or other relief applicable to the Fund
          from the provisions of the Investment Company Act, as
          amended from time to time.

  3.   The shareholders of the Fund approved the
     reclassification of the following fundamental investment
     restrictions as non-fundamental:

     The Fund may not:
       a.   Make short sales of securities, except short sales
          against the box.
b.   Invest its assets in the securities of any investment
company except as may be permitted by (i) the Investment
Company Act, as amended from time to time; (ii) the rules
and regulations promulgated by the SEC under the Investment
Company Act, as amended from time to time; or (iii) an
exemption or other relief applicable to the Fund from the
provisions of the Investment Company Act, as amended from
time to time.
       c.   Invest more than 15% of its net assets or such other
          amount as may be permitted by SEC guidelines in illiquid
          securities, including restricted securities.